                         CERTIFICATE OF INCORPORATION

                                      OF

                  UNITED STATES FINANCIAL GROUP, INCORPORATED


        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

        FIRST:      The name of this corporation (hereinafter the "Corporation")
shall be:

                  UNITED STATES FINANCIAL GROUP, INCORPORATED

        SECOND:     Its registered office in the State of Delaware is to be
located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

        THIRD:      The purpose or purposes of the Corporation shall be:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware:

        FOURTH:     (a) The total number of shares of stock which this
Corporation is authorized to issue is forty million (40,000,000) shares consisting of (i) thirty million (30,000,000) shares of common stock, with a par value of $.0001 per share (the "Common Stock"), amounting to three thousand dollars ($3,000) of stated capital and (ii) ten million (10,000,000) shares of "blank check" preferred stock, with a par value of $.0001 per share
(the "Preferred Stock"), amounting to one thousand dollars ($1,000) of stated capital.

                    (b) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of payment.

                    (c) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all of the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

                    (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Articles of Incorporation, as it may be amended, or any resolutions adopted by the Board of Directors, pursuant thereto, with respect to the Preferred Stock.

                    (e) Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, without limitation, the determination of any of the following matters:

                         (i)   the number of shares constituting such series
and the designation thereof to distinguish the shares of such series from the shares of all other series;

                         (ii)  the rights of holders of shares of such series to
receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

                         (iii) the terms and provisions governing the
redemption of shares of such series, if such shares are to be redeemable;

                         (iv)  the terms and provisions governing the operation
or retirement of sinking funds, if any;

                         (v)   the voting power of such series, whether full,
limited or none;

                         (vi)  the rights of holders of shares of such series
upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

                         (vii)  the rights, if any, of holders of shares of such
series to convert such shares into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

                        (viii)  any other preferences and relative,
participating, optional or other special rights, qualifications, limitations or restrictions of such series.

          The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

          FIFTH:    The name and address of the incorporator is as follows:

                              Cheryl Lewis
                              Corporation Service Company
                              1013 Centre Road
                              Wilmington, Delaware 10905

          SIXTH:    The Board of Directors shall have the power to adopt,
amend or repeal the by-laws.

          SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and any all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 17th day of December, 1996.



                                        /s/Cheryl Lewis
                                        ----------------------------
                                        Cheryl Lewis, Incorporator

                            State of Delaware

                     OFFICE OF THE SECRETARY OF STATE



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "UNITED STATES FINANCIAL GROUP, INCORPORATED" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRD DAY OF SEPTEMBER, A.D. 1997.

        AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

        AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.







                                        /s/Edward J. Freel
              [SEAL]                    --------------------------
                                        Edward J. Freel, Secretary of State

     2695943 8300                       Authentication:     8633903
     971293941                          Date:              09-03-97

                                  State of Delaware

                           OFFICE OF THE SECRETARY OF STATE



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UNITED STATES FINANCIAL GROUP, INCORPORATED", FILED IN THIS OFFICE ON THE SEVENTEENTH OF DECEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                        [SEAL]




                                        /s/Edward J. Freel
                                        ----------------------------------
                                        Edward J. Freel, Secretary of State

                        [SEAL]          Authentication:     8246182

     2695943  8100                                Date:     12-17-96
     960372455

U.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS          ALBANY, NY 12231-0001

                             FILING RECEIPT
---------------------------------------------------------------------------
ENTITY NAME     :       UNITED STATES FINANCIAL GROUP INCORPORATED

DOCUMENT TYPE   :       DESIGNATION (FOR. BUSINESS)

SERVICE COMPANY :       **NO SERVICE COMPANY**          SERVICE CODE:  00

-------------------------------------------------------------------------------
FILED:  10/09/1997  DURATION:  PERPETUAL  CASH #: 971009000158
FILM#: 971009000148


ADDRESS FOR PROCESS
-------------------


                                [SEAL]


REGISTERED AGENT
----------------




--------------------------------------------------------------------------------
FILER                           FEES            35.00   PAYMENTS        35.00
-----                           ----                    --------
DOROS & BRESCIA, P.C.           FILING  :       25.00   CASH  :          0.00
1140 AVENUE OF THE AMERICAS     TAX     :        0.00   CHECK :         35.00
                                CERT    :        0.00   BILLED:          0.00
NEW YORK, NY  10036             COPIES  :       10.00
                                HANDLING:        0.00
                                                        REFUND:          0.00
S-1025 (11/89)